Exhibit T3A.2.46

FILED AUG 27 1984 Eligible

CERTIFICATE OF INCORPORATION

OF

RITE AID HOME HEALTH CARE, INC.

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1.      The name of the corporation is RITE AID HOME HEALTH CARE, INC..

2.      The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.      The nature of the business ΟΥ purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.     The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1.000.00).

5.      The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS

D. A. Hampton	Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

S. M. Fraticelli	Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

S. K. Zimmerman	Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

6.       The corporation is to have perpetual existence.

7.       In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

8.       Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of stockholders may be held within ΟΙ without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9.       The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stock- holders herein ere granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 27th day of August, 1984.

/s/ D.A. Hampton
D.A. Hampton

/s/ S.M. Fraticelli
S.M. Fraticelli

/s/ S.K. Zimmerman
S.K. Zimmerman

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 11/15/1995 950264986 - 2042774

CERTIFICATE

FOR RENEWAL At'IDREVIVAL OF CERTIFICATE OF INCORPORATION

Rite Aid Home Health Care, Inc., a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the 27th day of August, 1984 and thereafter voided for non-payment of taxes, now desiring to procure a revival of its Certificate of Incorporation, hereby certifies as follows:

I . The name of the corporation is Rite Aid Home Health Care, Inc.

2.  Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle and the name of its registered agent at such address is The Corporation Trust Company.

3 . The date when revival of the Certificate of Incorporation of this corporation is to commence is the 28th day of February, 1990, same being prior to the date the Certificate of Incorporation became void. Revival of the Certificate of Incorporation is to be perpetual.

4 .This corporation was duly organized under the laws of Delaware and carried or the business authorized by its Certificate of Incorporation until the 1st day of March, 1990, at which time its Certificate of Incorporation became inoperative and void for non- payment of taxes and this Certificate for Renewal and Revival is filed by authority of the duly elected directors of the corporation with the laws of Delaware.

IN WITNESS WHEREOF, said Rite Aid Home Health Care, Inc. in compliance with Section 312 of Title 8 of the Delaware Code has caused this Certificate to be signed by Frank Bergonzi its last and acting Vice President, this 5th day of March, 1995.

[ILLEGIBLE]
Vice President

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 11:30 AM 11/22/1995 950271037 - 2042774

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

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Rite Aid Home Health Care, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of incorporation of Rite Aid Home Health Care, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

1. The name of the corporation is Rite Aid Hdqtrs. Corp.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Rite Aid Home Health Care, Inc. has caused this certificate to be signed by Timothy J. Noonan, its President, and attested by Lawrence Gelman its Secretary, this, 5th day of November, 1995.

Rite Aid Home Health Care, Inc.

By	/s/ Timothy J. Noonan
	Timothy J. Noonan	President

ATTEST:

By	/s/ I. Lawrence Gelman
Secretary
I. Lawrence Gelman

(DEL - 387 - 5/3/90)

State or Delaware Secretary or State Division or Corporations Delivered 08: 00 AM 02/07/2006 FILED 08: 00 AM 02/07/2006 SRV 060118173 - 2042774 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER

OF

RITE AID RISK MANAGEMENT CORP.

INTO

RITE AID HDQTRS. CORP.

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is RITE AID HDQTRS. CORP. and the name of the corporation being merged into this surviving corporation is RITE AID RISK MANAGEMENT CORP., which was incorporated on July 18, 1995.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the constituent corporation.S.

THIRD: The name of the surviving corporation is RITE AID HDQTRS. CORP., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective on the date of filing of this Certificate with the Secretary of State of Delaware.

SIXTH: The Agreement of Merger is on file at 30 Hunter Lane, Camp Hill, Pennsylvania, 17011, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporation.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer on the 1st day of February, 2006.

By:	/s/ Robert B. Sari
Robert B. Sari
Authorized Officer
Vice President

(Corporate Seal)